Exhibit 10.33
BEACON ENTERPRISE SOLUTIONS GROUP, INC.
SELLING AGENT AGREEMENT
September 28, 2009
[NAME OF SELLING AGENT]
[ADDRESS]
Attn.: [CONTACT]
Re: Proposed Private Placement
Ladies and Gentlemen:
     BEACON ENTERPRISE SOLUTIONS GROUP, INC., a corporation organized under the laws of Nevada (the “Company”), proposes to offer for sale (the “Offering”) in a private offering pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”) an aggregate amount of up to $3,000,000 (the “Offering Amount”) of units (each a “Unit,” and, collectively, the “Units”) at a price of $0.80 per Unit (the “Offering”). Each Unit consists of (i) one share of the Company Common Stock (the “Company Common Stock”) and (ii) a five (5) year warrant (the “Investor Warrants”) to purchase 0.50 shares of the Company Common Stock at a price of $1.00 per share. The Company reserves the right to increase the Offering Amount by 1,250,000 Units or $1,000,000 of gross proceeds in its discretion. The Units, Company Common Stock and Investor Warrants are sometimes collectively referred to as the “Securities”). This letter agreement shall confirm our agreement concerning [NAME OF SELLING AGENT] acting as a non-exclusive selling agent (the “Selling Agent”) in connection with the offer and sale of the Securities.
     1. Appointment of Selling Agent.
     On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Company hereby appoints Selling Agent as a non-exclusive selling agent during the offering period (as defined below) and grants to Selling Agent the right to offer, as its agent, the Securities pursuant to the terms of this Agreement. On the basis of such representations and warranties, and subject to such conditions, Selling Agent hereby accepts such appointment and agrees to use its reasonable best efforts to secure subscribers to purchase subscriptions for the Securities. The Selling Agent may engage other FINRA member broker-dealer firms as sub-selling agents, and each such sub-selling agent shall be entitled to such compensation for its efforts as shall be determined between the Selling Agent and such sub-selling agent. The Company understands that the Selling Agent is being retained to obtain subscriptions for the Securities on a “best efforts” basis and has not guaranteed the sale of any Securities and is not purchasing any of the Securities for its own account.
     2. Terms of the Offering.
          (a) The Offering is being made on a “best efforts” basis with no minimum offering amount of subscriptions. In the event a subscription is not accepted by the Company or

Selling Agent, such rejected subscription funds will be returned to the subscriber without interest or deduction.
          (b) The Company has prepared a Private Placement Offering Memorandum dated as of September 18, 2009 (together with its exhibits the “PPM”), a form of Warrant and Subscription Agreement to be delivered to all prospective investors. The PPM, form of Warrant and Subscription Agreement, including all supplements, exhibits, schedules and appendices thereto and other documents delivered therewith, are referred to herein as the “Offering Documents” and shall include any supplements or amendments in accordance with this Agreement. The Offering shall commence on the date hereof, and shall expire at 3:00 p.m., New York time, on October 31, 2009, unless extended in the sole discretion of the Company to a date not later than December 31, 2009. Such period, as same may be so extended, shall hereinafter be referred to as the “Offering Period.”
          (c) Each prospective investor (a “Prospective Investor”) who desires to purchase Securities shall deliver to the Selling Agent the Subscription Agreement and other Offering Documents required to be executed by the investor and immediately available funds in the amount necessary to purchase the amount of Securities such Prospective Investor desires to purchase. The Selling Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Offering Documents or the authenticity, sufficiency, or validity of any check delivered by any Prospective Investor in payment for Securities. Purchasers in the Offering shall be “accredited investors” as determined in accordance with Regulation D (“Regulation D”) as promulgated by the Securities and Exchange Commission (the “SEC”). The Selling Agent and the Company shall be entitled to rely upon the statements made by the Prospective Investors in the Offering Documents executed by them. Prospective Investors whose subscriptions are accepted are sometimes referred to herein as “Subscribers”.
     3. Closing/Release of Funds.
          (a) Each closing (a “Closing”) shall be held at such time as the conditions as provided in the Offering Documents have been satisfied. References herein to the actual closing date thereof shall be referred to as a “Closing Date.” The parties confirm that there is no minimum amount of Securities to be sold in the Offering.
          (b) All subscription funds shall be placed in a non interest bearing escrow account at Signature Bank located at 261 Madison Avenue in New York, New York pursuant to an escrow agreement to be entered into by and among the Company and Signature Bank as escrow agent. The Company shall be responsible for the fee of the escrow agent in the amount of $3,500.
          (c) Prior to or at each closing, the Company shall deliver to the Selling Agent the Securities to be issued to each Subscriber and the Selling Agent whose subscription has been accepted at each such closing and the Selling Agent Warrants (as defined in Section 5 below) issuable to the Selling Agent. The Selling Agent and the Company shall execute such closing documents as are customary and usual, including, without limitation, an escrow release notice, an officers’ certificate and a subscription acceptance.

     4. Representations and Warranties of the Selling Agent.
     The Selling Agent represents and warrants to the Company as follows:
          (a) The Selling Agent is duly incorporated and validly existing and in good standing under the laws of its state of incorporation.
          (b) The Selling Agent is, and at the time of each Closing will be, a duly registered broker-dealer pursuant to the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “1934 Act”) and any applicable state statute where sales of the Securities will be made, and a member in good standing of FINRA.
          (c) Offers and sales of Securities by the Selling Agent will be made only in accordance with this Selling Agreement, the Selling Agent shall not engage in any form of general solicitation or general advertising that is prohibited by Regulation D in connection with the Offering, or take any action that might reasonably be expected to jeopardize the availability for the Offering of the exemption from registration provided by Rule 506 under Regulation D, and the Selling Agent will furnish to each investor a copy of the Offering Documents prior to accepting any subscription for the Securities.
     5. Compensation.
          (a) The Selling Agent shall be entitled, on the Closing Date, as compensation for its services as Selling Agent under this Agreement, to (i) selling Commissions payable in cash equal to ten percent (10%) of the aggregate gross proceeds of the Securities sold by Selling Agent in the Offering; and (ii) a non-accountable expense allowance equal to 3% of the gross proceeds of the Securities sold by Selling Agent in the Offering.
          (b) In addition to the compensation payable to the Selling Agent set forth in clause (a) above, the Company shall grant the Selling Agent (or its assigns, subject to compliance with the terms and conditions of this Section) warrants to purchase a number of shares of Common Stock equal to 10% of the aggregate number of shares of Common Stock (x) included in the Units sold by Selling Agent and (y) issuable upon exercise of the Investor Warrants sold by Selling Agent (the “Selling Agent Warrants”). The Agent Warrant will have a cashless exercise provision, contain weighted average anti-dilution provisions, have the same exercise price as the Investor Warrant and have the same registration rights as the securities underlying the Units. The Company shall not include the underlying shares in any registration statement without the prior written consent of the Selling Agent. The Selling Agent Warrants may be issued to employees and/or affiliates of the Selling Agent in such amounts as the Selling Agent shall notify in writing the Company prior to or after the Closing.
     6. Representations and Warranties of the Company.
          (a) The Company represents and warrants to, and agrees with, the Selling Agent that:

               (i) No Offering Documents or information provided by the Company to the Subscribers, including, without limitation the SEC Reports (as defined in the Subscription Agreement), contains or shall contain, or, in the case of the SEC Reports, contained at the time such reports were filed with the SEC, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of circumstances made therein not misleading.
               (ii) The Company is, and on each Closing Date will be, a corporation duly organized, validly existing, and in good standing under the laws of the place of its formation, with full corporate power and authority, and has obtained all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits and declarations of and from, and has made filings with, all federal, state and local authorities, to own, lease, license, and use its properties and assets and to conduct its business as presently conducted and/or in any such case where the failure to have any of the foregoing would not have a material adverse effect on the Company’s presently conducted business. As of the date hereof, the Company is, and on each Closing Date shall be, duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary except where the failure to be so qualified would not have a material adverse effect on the Company’s business.
               (iii) As of the date hereof, except as disclosed in the Offering Documents or the SEC Reports         , there is no, and as of each Closing Date there shall not be any, litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or to the Company’s knowledge threatened, with respect to the Company, or its respective operations, businesses, properties, or assets, except which individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company.
               (iv) The Company is not in violation or breach of, or in default with respect to, any material term of its articles of incorporation or by-laws, as amended, as in effect as the date hereof and as of each Closing Date.
               (v) The Company has all requisite corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance by the Company of this Agreement and the Offering Documents and the consummation of the transactions contemplated hereby and thereby.
               (vi) The Securities and the Selling Agent Warrants, when issued and delivered pursuant to the terms hereof shall be duly authorized, validly issued, fully paid and non-assessable, without any personal liability attaching to the ownership thereof solely by being such holder and shall not have been issued in violation of any preemptive rights of stockholders.
               (vii) Neither the Company nor any of its officers, directors, or affiliates, has engaged or will engage, directly or indirectly, in any act or activity that may jeopardize the status of the offering and sale of the Securities as an exempt transaction under Regulation D of the Securities Act of 1933, as amended.

               (viii) The Selling Agent shall be entitled to rely upon the representations and warranties contained in the Offering Documents on the same basis as if the representations and warranties have been made hereunder to the Selling Agent, all of which are incorporated herein by reference.
               (ix) To the knowledge of the Company after reasonable investigation, during the past five years, except as disclosed in the Offering Documents or the SEC Reports, none of the current officers or directors of the Company have been:
               (a) The subject of a petition under the federal bankruptcy laws or any state insolvency law filed by or against them, or by a receiver, fiscal agent or similar officer appointed by a court for their business or property, or any partnership in which any or them was a general partner at or within two years before the time of such filing, or any corporation or business association of which any of them was an executive officer at or within two years before the time of such filing;
               (b) Convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
               (c) The subject of any order, judgment, or decree not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any of them from, or otherwise limiting, any of the following activities:
               (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity;
               (ii) engaging in any type of business practice; or
               (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities law or federal commodity laws.
               (d) the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days their right to engage in any activity described in paragraph (c)(i) above, or be associated with persons engaged in any such activity;
               (e) found by any court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated;

               (f) found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated; or
               (g) found by a court or an administrative agency to have or is alleged to have violated any foreign securities laws.
               (ix) The Company and its subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of reliable financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.
               (x) Neither the Company nor any of its subsidiaries has violated or is currently in violation of any provisions of: (a) any federal or state environmental law, (b) Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, (e) the Foreign Corrupt Practices Act, or (f) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (“USA Patriot Act”) Act of 2001, and the rules and regulations promulgated under any such law, or any successor law.
               (xi) The Company and its subsidiaries (A) have paid, as applicable. all federal, state, local and foreign taxes for which it is liable and has furnished all information returns it is required to furnish pursuant to the Internal Revenue Code of 1986, as amended, (B) have established adequate reserves for such taxes which are not due and payable and (C) does not have any tax deficiency or claims outstanding, proposed or assessed against it.
               (xii) All offers and sales of securities of the Company issued during the three year period prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Act (or applicable foreign securities laws) and the rules and regulations thereunder and were duly registered or the subject of an available exemption from the registration requirements of the applicable United States’ state securities or blue sky laws. Except as disclosed in the Offering Documents or SEC Reports, the Company has not, directly or indirectly, solicited any offer to buy or offered to sell any securities during the twelve-month period ending on the date hereof which, to the knowledge of the Company, would be integrated with the Offering.
     7. Covenants of the Company.
     The Company covenants that it will:

          (a) Deliver without charge to the Selling Agent such number of copies of the Offering Documents and any supplement or amendment thereto as may reasonably be requested by the Selling Agent.
          (b) Notify you promptly of rejection of any subscription. The Company shall not accept subscriptions from, or make sales of Securities to, any Subscribers who are not, to the Company’s knowledge, accredited investors.
          (c) The Company shall cause, at its cost and expense, all “blue sky” filings related to the Offering and required by applicable law to be made in due and proper form and substance and in a timely manner as required under the laws of the states in which Securities are sold (“Blue Sky Filings”). In addition, the Company shall cause, at its cost and expense, a Form D related to the Offering to be filed with the Securities and Exchange Commission (“SEC”) in due and proper form and substance and in a timely manner. The Company shall deliver true and correct copies of all Blue Sky Filings and the Form D, as filed with the SEC, to the Selling Agent within 5 days of the final closing date.
          (d) The Company shall be responsible for the costs of its own legal counsel.
          (e) Following the final Closing, and not prior to the final closing, the Company may issue a press release disclosing the closing of the Offering and the services of Selling Agent as a selling agent. Nothing contained in this Section 7(e) shall prevent the Company from making any required disclosures under the rules and regulations of the SEC.
     8. Conditions of Closing.
     The obligations of the Selling Agent pursuant to this Agreement shall be subject, in its discretion, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Selling Agent, as of the date hereof and as of the Closing Date, with respect to the performance by the Company of its obligations hereunder, and to the following conditions:
          (a) At the Closing, the Selling Agent, the investors and the Company shall have executed Offering Documents in form and substance reasonably acceptable to them.
          (b) All proceedings taken in connection with the issuance, sale, and delivery of the Securities shall be satisfactory in form and substance to Selling Agent, the Subscribers and the Company.
     9. Termination.
     This Agreement may be terminated by the Selling Agent (i) at anytime in the event the Selling Agent has determined, in good faith, that the Offering Documents fail to contain a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) upon five (5) business days written notice. The Company may terminate this Agreement for any reason upon giving five (5) business days’ prior notice thereof to Selling Agent, provided, however, that in the event that Selling Agent does not perform any obligation under this Agreement or any representation and warranty of Selling Agent hereunder is incomplete or inaccurate in any respect, this Agreement and all of the obligations of the Company hereunder may be immediately terminated by the Company by notice thereof to Selling Agent. Notwithstanding anything to the contrary herein, the Selling Agent shall be entitled to all compensation otherwise payable to it pursuant to Section 5 hereunder with respect to any subscription accepted by the Company.
     10. Indemnification and Contribution.
          (a) The Company agrees to indemnify and hold harmless the Selling Agent, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Selling Agent within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 10, but not be limited to, attorneys’ fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 10(b) with respect to the Selling Agent expressly for inclusion in the Offering Documents or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.
     If any action is brought against the Selling Agent or any of its officers, directors, partners, employees, agent, or counsel, or any controlling persons of the Selling Agent (an “indemnified party”), in respect of which indemnify may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company (the “indemnifying party”) in writing of the institution of such action (but the failure so to notify shall not relieve the indemnifying party from any liability it may have other than pursuant to this Section 10(a)) and the indemnifying party shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expense of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to one or more of the indemnifying parties, in any of which events such reasonable fees and expenses of one such counsel shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent. The Company agrees to promptly notify the Selling Agent of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Securities or the Offering Documents.
          (b) The Selling Agent agrees to indemnify and hold harmless the Company, its officers, directors, employees, agents, and counsel, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Selling Agent in Section 10(a), with respect to any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 10, but not be limited to, attorneys’ fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) statements or omissions, if any, made in the Offering Documents in reliance upon and in conformity with written information furnished to the Company with respect to the Selling Agent expressly for inclusion in the Offering Documents, and (ii) or any breach of any representation, warranty, covenant or agreement of the Selling Agent contained in this Agreement. If any action shall be brought against the Company or any other person so indemnified based on the Offering Documents and in respect of which indemnity may be sought against the Selling Agent pursuant to this Section, the Selling Agent shall have the rights and duties given to the indemnifying party, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 10(a) hereof.
          (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 10(a) or 10(b) hereof but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee, agent, or counsel of the Company, or any controlling person of the Company), on the one hand, and the Selling Agent (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Selling Agent, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Selling Agent in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative benefits received by the Company, on the one hand, and the Selling Agent, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of compensation payable to the Placement Agent pursuant to Section 5(a) hereof but before deducting expenses) received by the Company, and (y) the compensation received by the Selling Agent pursuant to Section 5(a) hereof.
     The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Selling Agent, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Selling Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Selling Agent for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 10(c). In no case shall the Selling Agent by responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 5(a) hereof. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 10(c), each person, if any, who controls the Selling Agent within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partners, employee, agent, and counsel of the Selling Agent, shall have the same rights to contribution as the Selling Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, employee, agent, and counsel of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 10(c). Anything in this Section 10(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent.
     11. Non-Solicitation.
     The Company agrees that, for a period of six (6) months from the date hereof (the “Non-Solicitation Period”), it shall not solicit any offer to buy from or offer to sell to any of the persons (individuals and/or entities) introduced to the Company by the Selling Agent in connection with the Offering (whether or not such persons invest in the Offering), any securities of the Company or of any affiliate, with any selling agent, placement agent, broker or dealer, other than Selling Agent. In the event that during the Non-Solicitation Period, the Company or any of its affiliates, directly or indirectly, solicits, offers to buy from or offers to sell to any such persons any such securities from any other, placement agent, securities broker or dealer or selling agent other than Selling Agent, the Company shall pay to the Selling Agent the same compensation payable to the Selling Agent as described under Section 5 hereof. Notwithstanding the foregoing, during the Non-Solicitation Period, the Company shall not give the names of the subscribers to any other broker dealer or selling or placement agent; provided, however, it shall not be a violation of this Section if the Company includes the names of the persons who decide to invest in the Offering in any public filing made by the Company including but not limited to filings that the Company makes with SEC. Upon receipt of written request by the Selling Agent, the Company shall promptly deliver to the Selling Agent the names of any persons with whom the Company completes a subsequent financing within 6 months from the date of the Closing Date. This Section 11 shall survive termination of this Agreement.
     12. Representations and Agreements to Survive Delivery.
     All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date and, such representations and warranties shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Selling Agent or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section 10, and shall survive for a period of two (2) years from the date hereof. In addition, notwithstanding the foregoing and any election hereunder or any termination of this Agreement, and whether or not the terms of this Agreement are otherwise carried out, the provisions of Section 10 shall survive for a period of five (5) years from the date hereof.
     13. Notices.
     All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be either (i) mailed by first class mail in which case delivery shall be deemed to be made three days following deposit in the United States mail; or (ii) sent by overnight courier service in which case delivery shall be deemed to be made upon delivery, to: [NAME OF SELLING AGENT] [ADDRESS], Attention: [SELLING AGENT CONTACT]; and Beacon Enterprise Solutions Group, Inc., 1961 Bishop Lane, Louisville, Kentucky 40218, Attention: Bruce Widener, CEO.
     14. Parties.
     This Agreement shall inure solely to the benefit of, and shall be binding upon, the Selling Agent and the Company and the persons and entities referred to in Section 10 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any purchaser, as such, of Securities), and no other person shall have or be construed to have any legal or equitable right remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained.
     15. Construction; Governing Law; Submission to Jurisdiction.
     This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. Any legal suit, action or proceeding arising out of or relating to this Subscription Agreement or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The parties hereto hereby: (i) waives any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon a party mailed by certified mail to such party’s address shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding.
     17. No Fiduciary Relationship.
     The Company acknowledges and agrees that: (i) the offering and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Prospective Investors; (ii) in connection therewith and with the process leading to the Offering, the Selling Agent is acting solely as a principal and not the agent or fiduciary of the Company; (iii) the Selling Agent has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including any negotiation related to the pricing of the Securities; and (iv) the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering.
[signature page appears next]
     18. Counterparts.
     This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. This Agreement shall become effective when one or more counterparts has been signed and delivered by each of the parties hereto.
     If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose, whereupon this agreement shall constitute a binding agreement between us.

Very truly yours, BEACON ENTERPRISE SOLUTIONS GROUP, INC
By:	/s/ Bruce Widener
Name:	Bruce Widener
Title:	CEO

Accepted as of the date
first above written:

[SELLING AGENT]

By:
Name:	[CONTACT NAME]
Title:	[CONTACT TITLE]